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Exhibit 5.1

August 2, 2004

The Board of Directors
First Horizon Pharmaceutical Corporation
6195 Shiloh Road
Alpharetta, Georgia 30005

FIRST HORIZON PHARMACEUTICAL CORPORATION
Registration Statement on Form S-8/A

Gentlemen:

        We are acting as counsel for First Horizon Pharmaceutical Corporation (the "Company") in connection with its registration statement (the "Registration Statement") on Form S-8/A, as filed with the Securities and Exchange Commission, with respect to 6,012,473 additional shares of the Company's common stock, $0.001 par value per share, and associated rights to purchase Participating Preferred Stock, $0.001 par value per share, to be issued by the Company (the "Shares") pursuant to the Company's 2002 Stock Plan (the "Plan"). In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

        In rendering this opinion, we have examined such corporate records, other documents, certificates, and other instruments and we have reviewed such matters of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In rendering the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, the authenticity and conformity to the original documents of all documents submitted to us as certified, conformed, facsimile or photographic copies, and the genuineness of all signatures on all documents and (ii) the correctness and completeness of all documents and certificates of all public officials.

        Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

        1.     The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

        2.     The Shares have been duly authorized and, when such Shares have been issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Form S-8/A. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                      Very truly yours,

                      /s/ Hunton & Williams LLP

                      HUNTON & WILLIAMS LLP

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FIRST HORIZON PHARMACEUTICAL CORPORATION Registration Statement on Form S-8/A